EXHIBIT 15.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
MER TELEMANAGEMENT SOLUTIONS LTD.

     We consent to the incorporation by reference in the Registration Statement on Form F-3 (File No. 333-128225) and Registration Statements on Form S-8 (Files No. 333-12014 and No. 333-123321) pertaining to Mer Telemanagement Solutions Ltd. of our report dated April 2, 2009 with respect to the consolidated financial statements of Mer Telemanagement Solutions Ltd. included in the Annual Report on Form 20-F for the year ended December 31, 2008.


                                        /s/ KOST FORER GABBAY & KASIERER
Tel Aviv, Israel                            KOST FORER GABBAY & KASIERER
April 2, 2009                           A Member of Ernst & Young Global